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                                                                   Exhibit 10.17

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     This First Amendment to Lease (the "Agreement") is made and entered into as of May 12, 1999 by and between PENINSULA OFFICE PARK ASSOCIATES, L.P., a California limited partnership ("Landlord") and BLUE MARTINI, INC., a California limited liability company ("Tenant").

                                   Recitals
                                   --------

     A. Landlord and Tenant entered into a Lease Agreement dated September 1, 1998 (the "Lease") by which Tenant leases from Landlord Suite 175 (the "Existing Premises") containing approximately 6,819 rentable square feet on the first floor of the building known as Peninsula Office Park 6 located at 2600 Campus Drive, San Mateo, California (the "Building"). Capitalized terms not otherwise defined in this Agreement shall have the meaning given them in the Lease.

     B. The Term of the Lease is scheduled to expire September 30, 2003 (the "Expiration Date").

     C. Landlord and Tenant desire to amend the Lease to provide for (i) Tenant to lease Suite 180 (the "Expansion Premises") containing approximately 5,108 rentable square feet on the first floor of the Building, and (ii) an extension of the Term of the Lease, all upon and subject to the terms and conditions set forth in this Agreement. The approximate configuration and location of the Expansion Premises is shown on Exhibit A attached hereto.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1  Leasing. Landlord leases to Tenant and Tenant leases from Landlord the
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   Expansion Premises commencing on the date (the "Expansion Premises
   Commencement Date," also referred to as "EPCD") which is the earlier of (a) twenty (20) days after the date Landlord delivers possession of the Expansion Premises to Tenant after Landlord has obtained possession of the Expansion Premises from the Existing Tenant, or (b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Expansion Premises, and continuing until the Expiration Date (as hereinafter amended). Commencing on the Expansion Premises Commencement Date and continuing through the Term, as extended herein, the Expansion Premises shall be included in the "Premises" for all purposes under the Lease (and the "Premises" shall consist of both the Original Premises and the Expansion Premises, totaling approximately 11,927 rentable square feet).

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2  Existing Tenant. The Expansion Premises are occupied by a tenant (the
   ----------------
   "Existing Tenant") pursuant to a lease which expires June 30, 1999. Landlord agrees to use good faith efforts to obtain possession of the Expansion Premises from the Existing Tenant upon expiration of the lease with the Existing Tenant, but shall not be liable for any claims, damages or liabilities if the Existing Tenant does not vacate the Expansion Premises upon expiration of the term of its lease, and Landlord is unable to deliver possession of the Expansion Premises to Tenant upon expiration of the lease with the Existing Tenant.

3  Term and Expiration Date. The Term of the Lease is hereby extended by
   -------------------------
   approximately ten (10) calendar months to be sixty (60) full calendar months following the Expansion Premises Commencement Date. The Expiration Date shall be the last day of the sixtieth (60th) calendar month following the Expansion Premises Commencement Date.

4  Condition of Expansion Premises. Tenant hereby accepts the Expansion
   --------------------------------
   Premises in their existing "AS IS" condition, agrees that the Expansion Premises is in good and tenantable condition, and acknowledges that Landlord has no obligation to improve or alter the Expansion Premises. Any Alterations Tenant makes to the Expansion Premises shall be made only in accordance with the provisions of Section 6 of the Lease. Tenant shall contract with Commercial Interior Contractors ("CIC") to construct any Alterations desired by Tenant in the Expansion Premises. Tenant acknowledges and agrees that CIC is an affiliate of Landlord. Landlord shall contribute up to $5.00 per rentable square foot in the Expansion Premises (the "Allowance") toward the cost of the design (including preparation of space plans and construction documents), construction and installation of the Alterations. The balance, if any, of the cost of the Alterations ("Additional Cost"), including, but not limited to, customary and reasonable usual markups for overhead, supervision and profit, shall be paid by Tenant to CIC. Upon completion of the Alterations, and upon Tenant presenting evidence to Landlord that the Alterations have been completed, and that Tenant has paid the Additional Cost to CIC, Landlord shall pay the Allowance to CIC.

5  Base Rent for Expansion Premises. In addition to the Base Rent payable by
   ---------------------------------
   Tenant for the Existing Premises, Tenant shall pay the following Base Rent for the Expansion Premises:

        Months                        Base Rent
        ------                        ---------

        EPCD - 12/31/99:              $3.20 per rentable square foot per month
        01/01/00 - 12/31/00:          $3.40 per rentable square foot per month
        01/01/01 - 12/31/01:          $3.50 per rentable square foot per month
        01/01/02 - 12/31/02:          $3.60 per rentable square foot per month
        01/01/03 - 12/31/03:          $3.70 per rentable square foot per month
        01/01/04 - Expiration Date:   $3.80 per rentable square foot per month

6. Base Rent for Existing Premises. Tenant shall pay Base Rent for the
   --------------------------------
   Existing Premises through September 30, 2003 in accordance with the provisions of the Lease.


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   Commencing October 1, 2003 and continuing until the Expiration Date Tenant shall pay $3.80 per rentable square foot per month as Base Rent for the Existing Premises.

7. Base Year and Tenant's Share. Effective on the Expansion Premises
   -----------------------------
   Commencement Date the Base Year for the Premises shall be calendar year 1999. From and after the Expansion Premises Commencement Date Tenant's Share shall be 20.12%.

8. Additional Security Deposit. Upon execution and delivery of this Agreement
   ----------------------------
   to by Tenant to Landlord, Tenant shall deposit with Landlord the sum of $16,345.60 to be held by Landlord as a Security Deposit, in addition to the existing Security Deposit, in accordance with the provisions of Section 4 of the Lease.

9. Sign on Existing Monument. So long as Blue Martini, Inc. has not assigned
   -------------------------
   this Lease or sublet any of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and so long as Blue Martini, Inc. occupies at least 11,927 rentable square feet in the Building, Blue Martini, Inc. shall have the right to install and maintain in a first class condition a sign on the existing sign monument located adjacent to the Building, for no additional rent, subject to governmental approval of a separate signage application and subject to review and approval by Landlord, in Landlord's sole discretion, of the size, design, materials, color, illumination, and all other aspects of any proposed sign. All costs and expenses of processing governmental applications, permits, construction, installation and maintenance of Tenant's sign shall be borne by Tenant.

10 Broker. Tenant warrants and represents to Landlord that in the negotiating
   -------
   or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Agreement. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives. Landlord agrees to indemnify and hold Tenant harmless from and against any claim by third parties claiming by, through, or under Landlord for commissions due or alleged to be due in connection with this Agreement.

11 Ratification of Lease. The Lease, as modified by this Agreement, remains
   ----------------------
   in full force and effect, and Landlord and Tenant ratify the same. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

      If Tenant is a corporation or a partnership, each of the persons executing this Agreement on behalf of Tenant warrants and represents that Tenant is a duly authorized and existing entity that Tenant has full right and authority to enter into this Agreement and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Agreement. Tenant shall provide Landlord, upon request, with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

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    Except as herein amended, the Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

    This First Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

LANDLORD:                                             TENANT:

PENINSULA OFFICE PARK ASSOCIATES, L.P.,   BLUE MARTINI, INC.,
a California limited partnership          a California limited liability company

By: CORNERSTONE HOLDINGS, INC.,           By: /s/ Monte Zweben
                                              --------------------------------
    a Delaware limited liability company,        Name: Monte Zweben
                                                       -----------------------
    general partner                              Title: President and CEO
                                                        ----------------------
    By:   /s/ James Kitte                 By:    _____________________________
          ------------------------------
    Name: Kitte, James                           Name:  ______________________
          ------------------------------
    Title: _____________________________         Title: ______________________


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                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                           FIRST AMENDMENT TO LEASE
                           DATED AS OF MAY 12, 1999
                                    BETWEEN
             PENINSULA OFFICE PARK ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 BLUE MARTINI, INC.., AS TENANT ("AGREEMENT")


                            THE EXPANSION PREMISES
                            ----------------------


                         [Floor plan showing location
                    and configuration of Expansion Premises
                               to be inserted.]


                                                   INITIALS:

                                                   Landlord  JK
                                                            -----
                                                   Tenant    MZ
                                                            -----

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